Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File#333-163557 filed December 8, 2009), (File#333-175725 filed July 22, 2011) and (File#333-175728 filed July 22, 2011) of our report dated December 31, 2012 appearing in the Annual Report on Form 10-K of Single Touch Systems, Inc. for the years ended September 30, 2012 and September 30, 2011. We also consent to the reference to our Firm in those Registration Statements.

/s/ Weaver, Martin & Samyn LLC
Weaver, Martin & Samyn LLC
Kansas City, Missouri
December 31, 2012